As filed with the Securities and Exchange Commission on February 13, 2026

Registration No. 333-293451

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	86-3437271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

626 Bancroft Way, Suite A
Berkeley, CA 94710
(925) 997-6925
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben C. Hwang

Chief Executive Officer

626 Bancroft Way, Suite A

Berkeley, CA 94710

(925) 997-6925

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Joseph E. Segilia, Esq. Michael DeDonato, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 (212) 660-3060	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Profusa, Inc. is filing this Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-1 (Registration No. 333-293451), originally filed with the U.S. Securities and Exchange Commission on February 13, 2026 (the “Registration Statement”), as an exhibit-only filing, solely to replace the Consent of Independent Registered Public Accounting Firm attached as Exhibit 23.1 to the Registration Statement and make corrections to certain of the amounts included in the table in Part II, Item 13 of the Registration Statement. Accordingly, this Amendment No. 1 consists only of the cover page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the offering described in this registration statement. All expenses incurred with respect to the sale and distribution of the securities being registered hereby (other than placement agent fees) will be borne by us. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

The following expenses will be borne solely by the Registrant:

Amount
SEC registration fee	$6,214.50
FINRA filing fee	$2,750.00
Accountant’s fees and expenses	$100,000.00
Legal fees and expenses	$232,000.00
Transfer agent’s fees and expenses	$13,500.00
Printing fees and expenses	$22,980.00
Miscellaneous	$10,000.50
Total expenses	$387,445.00

Item 14. Indemnification of Directors and Officers.

Delaware law allows a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses (including attorneys’ fees and amounts paid in settlement) and, provided that such individual, or indemnitee, acted in good faith and for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had reasonable grounds to believe his or her conduct was lawful. Delaware law authorizes a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses including amounts paid in settlement and attorneys’ fees in connection with a lawsuit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be paid as to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless it is determined by the court making such adjudication of liability that, despite such finding, such person is fairly and reasonably entitled for such expenses deemed proper.

Delaware law also provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either:

(i)	by the stockholders;

(ii)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding;

(iii)	if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv)	if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Delaware law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

2025 PIPE Transaction

Initial Note

On February 11, 2025, NorthView executed a Securities Purchase Agreement (the “PIPE Subscription Agreement”) with Ascent Partners Fund LLC (“Ascent”, and together with any additional investors who become parties to the PIPE Subscription Agreement, the “PIPE Investors”). Pursuant to the PIPE Subscription Agreement, the PIPE Investors are expected, subject to the conditions relating to such purchase set forth in the PIPE Subscription Agreement, to purchase from NorthView senior secured convertible notes in an aggregate principal amount of up to $22,222,222 (the “PIPE Convertible Notes”) for a an aggregate purchase price of up to $20,000,000, reflecting a 10% original issue discount to the face amount (“OID”).

At the Closing on July 11, 2025, and pursuant to the PIPE Subscription Agreement, we issued a PIPE Convertible Note in the principal amount of $10,000,000 (the “Initial Note”) for a purchase price of $9,000,000, reflecting a 10% OID. The Initial Note matures on the date that is 18-months from Closing (the “Maturity Date”) and is convertible at any time at the PIPE Investor’s option at a conversion price equal to the lower of $750.00 or 95% of the lowest daily volume-weighted average price per share (“VWAP”) of our Common Stock in the 10 trading days prior to the original issue date of the Initial Note and shall be adjusted, without limitation, based on down-round and most-favored nation (MFN) price and terms protections (the “Conversion Price”).

The Initial Note includes a “Minimum Interest Amount” equal to 10% of the principal amount, which represents a full year of interest payments under the Initial Note; provided, that such Minimum Interest Amount shall be reduced by the amount of interest accrued on the principal amount of the Initial Note. Interest shall accrue on the aggregate unconverted and then outstanding principal amount of the Initial Note at a rate of 10% per annum, provided that the Minimum Interest Amount shall be fully earned and accrued on the original issue date of the Initial Note. Upon an event of default, the interest rate shall be adjusted and increase to 24% per annum. Payments made in cash under the Initial Note shall be subject to a 5% fee, which shall be in addition to any amounts owed thereunder. The Initial Note provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by Profusa or its subsidiaries. The Initial Note also provides for a 10% late fee in case of late payments and mandatory prepayments upon Subsequent Offerings (as defined in the Initial Note) and, in the absence of an event of default, may be prepaid upon 10 business days prior notice, subject to certain conversion rights of the PIPE Investors.

The Initial Note may not be converted by the PIPE Investors into shares of Profusa Common Stock if such conversion would result in the investors or their affiliates owning in excess of 4.99% of the number of shares of Profusa Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the Initial Note (the “Beneficial Ownership Limitation”); provided, that the PIPE Investors may increase or decrease the Beneficial Ownership Limitation upon at least 61 days’ prior notice to Profusa so long as such increase does not exceed 9.99% of the number of shares of Profusa Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the Initial Note. On August 1, 2025, pursuant to a Notice and Waiver, the Beneficial Ownership Limitation was increased from 4.99% to 9.99% and we waived the requirement for the 60 days’ advance notice for such increase.

The Company issued the Initial Note pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2).

All of the securities above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

Amendment No. 1 to the PIPE Securities Purchase Agreement and Initial Note

On August 25, 2025, the Company entered into Amendment No. 1 (the “SPA Amendment”) to the PIPE Subscription Agreement. Pursuant to the SPA Amendment, Section 2.1 of the PIPE Subscription Agreement was amended and restated to provide for four tranches of Notes: (i) an initial closing for Notes in an aggregate principal amount of $10,000,000 (the “First Tranche”), which already occurred in July 11, 2025; (ii) a second closing for Notes in an aggregate principal amount of $2,222,222 (the “Second Tranche”) for a purchase price of $2,000,000, subject to the satisfaction of certain conditions including the filing of a registration statement on Form S-1 covering all conversion shares and no Nasdaq listing deficiency; (iii) a third closing for Notes in an aggregate principal amount of $5,555,556 (the “Third Tranche”) for a purchase price of $5,000,000, subject to the satisfaction of certain conditions including the full conversion or repayment of the First Tranche, effectiveness of a registration statement, no Nasdaq listing deficiency, and receipt of stockholder approval; and (iv) a fourth closing for Notes in an aggregate principal amount of $4,444,444 (the “Fourth Tranche”) for a purchase price of $4,000,000, subject to the satisfaction of certain conditions including the full repayment of the First and Second Tranches, at least fifty percent (50%) repayment or conversion of the Third Tranche, effectiveness of a registration statement, and no Nasdaq listing deficiency. The Amendment supersedes and replaces all prior provisions relating to “Additional Closings” and “Additional Notes,” and all references to such terms in the PIPE Subscription Agreement and related documents are to be construed in accordance with the new tranche structure.

Concurrently, on August 25, 2025, the Company entered into Amendment No. 1 (the “Note Amendment”) to the Initial Note. The Note Amendment modifies the terms of the Initial Note, specifically amending Section 4(b) to revise the conversion price provisions on any conversion date to be the lower of (i) the Conversion Price on such date and (ii) ninety-five percent (95%) of the lowest daily VWAP for the Company’s Common Stock during the ten consecutive trading days immediately preceding the applicable conversion date (the “Alternate Conversion Price”), provided that in no event shall the conversion price be less than the Floor Price of twenty percent (20%) of the closing sale price of the Common Stock on the principal trading market on the trading day immediately preceding the Note Amendment’s effective date, which was August 22, 2025.

Amendment No. 2 to PIPE Subscription Agreement

On December 22, 2025, the Company entered into Amendment No. 2 to the PIPE Subscription Agreement (the “Second Amendment”). The Second Amendment amended and restated Section 1.1 of the PIPE Subscription Agreement to modify the definition of “Floor Price” to provide, during the period commencing on the date of the Second Amendment and ending on, but excluding, the effective date of the reverse stock split expected to be presented to the Company’s stockholders in January 2026 for their approval, if and when such reverse stock split becomes effective (the “Modification Period”), for a Floor Price of at or above $0.111 per share. As amended and restated, the Floor Price during the Modification Period applies solely with respect to an aggregate number of shares of Common Stock issued and sold as “Purchased Securities” not to exceed 182,000 shares to be sold at or above $0.111 per share and below $0.14 per share. The Second Amendment further provides that upon the earliest to occur of (x) the issuance of such aggregate number of 182,000 shares as Purchased Securities during the Modification Period or (y) the end of the Modification Period, the Floor Price shall thereafter mean $0.14 per share, which equals the product of (i) twenty percent (20%) multiplied by (ii) the Official Closing Price on July 25, 2025, in each case as further adjusted to reflect any reduction (but excluding any increase) in the price per share of Common Stock caused by any reorganization, recapitalization, non-cash dividend, share split or other similar transaction, as provided in the PIPE Subscription Agreement. The modified Floor Price of $0.111 per share applies only during the Modification Period and only up to the 182,000-share cap for shares issued and sold below $0.14; the unmodified definition applies at all other times and with respect to all other shares.

Amendment No. 3 to PIPE Subscription Agreement

On December 29, 2025, the Company entered into Amendment No. 3 to the PIPE Subscription Agreement (the “Third Amendment”). Pursuant to Section 2.1(a)(iii) of the Third Amendment, following the Second Closing, the purchasers will be obligated, upon a trading day designated by the Company and reasonably acceptable to the collateral agent and no later than 10 trading days after the Company’s notice, to purchase additional Notes in an aggregate principal amount of up to $5,555,556 for an aggregate purchase price of up to $5,000,000, subject to the satisfaction of specified conditions, including: (A) the outstanding principal balance of the First Tranche and Second Tranche having been reduced to zero through conversion and/or repayment; (B) the absence of any Nasdaq continued-listing deficiency notice with respect to the Company’s Common Stock; (C) the effectiveness of a registration statement covering all conversion shares issuable upon conversion of the Notes issued in the first, second, and third tranches; and (D) receipt of required stockholder approval. If all such conditions are satisfied other than clause (B), the initial purchaser will, at the Company’s discretion, purchase a reduced principal amount of up to $3,333,333.60 for a proportional purchase price of up to $3,000,000. The Third Amendment also amends Section 2(b) of the Notes to modify the Mandatory Prepayment Amount for a Subsequent Offering that is an equity line of credit to 33.3% of the net proceeds with respect to shares under the current registration statement on Form S-1 (File No. 333-290805), or 50.0% of the net proceeds with respect to shares issued under any registration statement on Form S-1 filed after the date of the Third Amendment, in each case to be applied to repay obligations under the Notes.

2025 Committed Equity Facility

Commitment Warrants

As consideration for Ascent’s commitment to purchase shares of Common Stock upon our execution of the term sheet relating to the ELOC Purchase Agreement, we issued Ascent Commitment Warrants to purchase 12,000 shares of Common Stock and an exercise prices of $0.75 per share (the “Commitment Warrant Shares”), which Commitment Warrant Shares have a total aggregate value equal to 0.9% of Ascent’s $100,000,000 total aggregate purchase commitment under the ELOC Purchase Agreement (assuming a value per Commitment Warrant Share of $75.00).

ELOC Purchase Agreement

On July 28, 2025, we entered into the ELOC Purchase Agreement and the ELOC Registration Rights Agreement with Ascent. Upon the terms and subject to the satisfaction of the conditions contained in the ELOC Purchase Agreement, from and after the Effective Date, we will have the right, in our sole discretion, to sell to Ascent up to $100,000,000 of shares of our Common Stock, subject to certain limitations set forth in the ELOC Purchase Agreement, from time to time after the date of this prospectus and during the term of the ELOC Purchase Agreement. Sales of Common Stock by us to Ascent under the ELOC Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Ascent under the ELOC Purchase Agreement. In accordance with our obligations under the ELOC Registration Rights Agreement, we previously filed registration statements, on August 22, 2025 (declared effective on August 25, 2025), and October 8, 2025 registering the resale of up to 119,611 shares and 562,820 shares, respectively, by Ascent pursuant to the ELOC Purchase Agreement.

Under the ELOC Purchase Agreement, we have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the ELOC Purchase Agreement is earlier terminated, to direct Ascent to purchase up to a specified maximum amount of shares of Common Stock in one or more Purchases as set forth in the ELOC Purchase Agreement, by delivering a written Advance Notice, if any, to Ascent in accordance with the ELOC Purchase Agreement on any trading day we select.

From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to Ascent. Actual sales of shares of our Common Stock to Ascent under the ELOC Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our Company and its operations.

Moreover, we may not issue or sell any shares of Common Stock to Ascent under the ELOC Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Ascent and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Ascent beneficially owning shares of Common Stock in excess of the 9.99% Beneficial Ownership Limitation.

The net proceeds to us from sales that we elect to make to Ascent under the ELOC Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to Ascent. We expect that any proceeds received by us from such sales to Ascent will be used for working capital and general corporate purposes.

Neither we nor Ascent may assign or transfer our respective rights and obligations under the ELOC Purchase Agreement or the ELOC Registration Rights Agreement, and no provision of the ELOC Purchase Agreement or the ELOC Registration Rights Agreement may be modified or waived by us or Ascent.

As consideration for Ascent’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the ELOC Purchase Agreement, upon our execution of the term sheet relating to the ELOC Purchase Agreement, we issued Ascent Commitment Warrants to purchase up to 12,000 Commitment Warrant Shares. The Commitment Warrants have an exercise price of $0.75 and may be exercised for cash or, if at the time of exercise there is no effective registration statement covering the resale of the Commitment Warrant Shares, on a cashless basis. If we do not require Ascent to purchase any Purchase Shares on or before the 100th day following the execution of the ELOC Purchase Agreement, the number of Commitment Warrant Shares underlying the Commitment Warrants will be reduced to 6,000.

In addition, we have agreed to reimburse Ascent for costs, fees and expenses of up to $30,000 of the negotiation, preparation and closing of the ELOC Purchase Agreement up to the Effective Date and ELOC Registration Rights Agreement, and additional costs, fees and expenses thereafter.

The ELOC Purchase Agreement and the ELOC Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Amendment No. 1 to the ELOC Purchase Agreement

On December 22, 2025, we entered into Amendment No. 1 to the ELOC Purchase Agreement, dated July 28, 2025 (“Amendment No. 1”), which, among other things, establishes a temporary modification to the definition of “Floor Price” for a limited period and subject to an aggregate share cap (the “Modification Period”). During the Modification Period, solely with respect to an aggregate number of shares of our Common Stock issued and sold as Purchased Securities not to exceed 182,000 shares, the Floor Price is set at or above $0.111 per share and below $0.14 per share. Upon the earliest to occur of (x) the issuance of such aggregate number of 182,000 shares as Purchased Securities during the Modification Period or (y) the end of the Modification Period, the Floor Price will thereafter be $0.14 per share, which equals twenty percent (20%) of the Official Closing Price on July 25, 2025, as further adjusted to reflect any reduction (but not any increase) in the price per share of Common Stock resulting from any reorganization, recapitalization, non-cash dividend, share split or similar transaction, in each case as provided in the ELOC Purchase Agreement. The Modification Period commences on the effective date of Amendment No. 1 and ends on, but excludes, the effective date of the reverse stock split expected to be presented to our stockholders in January 2026 for their approval, if and when such reverse stock split becomes effective. For the avoidance of doubt, the modified $0.111 per share Floor Price applies only during the Modification Period and only up to the 182,000-share cap relating to shares issued and sold below $0.14, and the unmodified Floor Price applies at all other times and to all other shares. During the Modification Period, no shares will be sold pursuant to the ELOC Purchase Agreement at prices below the applicable Floor Price.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

The Company has filed with this registration statement or incorporated by reference herein certain exhibits as specified below pursuant to Rule 12b-32 under the Exchange Act.

Exhibit No.	Exhibit Description
1.1**	Form of Placement Agency Agreement between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.1 of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026).
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed December 23, 2021)
3.2	Amendment to the Amended and Restated Certificate of Incorporation of NorthView Acquisition Corp., dated March 10, 2023 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed with the SEC on March 13, 2023)
3.3	Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed with the SEC on December 28, 2023)
3.4	Bylaws (incorporated by reference to exhibit 3.3 of the Form S-1 file no 333-257156)
4.1	Form of Commitment Warrant (incorporated by reference to Exhibit 4.1 of the Form 8-K filed with the SEC on July 28, 2025)
4.2**	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026).
4.3**	Form of Warrant (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026).
5.1**	Opinion of Sullivan & Worcester LLP (incorporated by reference to Exhibit 5.1 of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026).
10.1+	Profusa, Inc. 2023 Equity and Incentive Plan (incorporated by reference to Annex C to the Form S-4 File No. 333-269417)
10.2#	Binding Term Sheet for APAC Joint Venture, between Profusa, Carbis Bay Limited, BC hSensor Limited, Tasly (International) Healthcare Capital Company Limited (incorporated by reference to Exhibit 10.5 of the Form S-4 File No. 333-269417)
10.3	Business Combination Marketing Agreement (incorporated by reference to Exhibit 10.6 of the Form S-4 File No. 333-269417)
10.4	Omnibus Amendment to Business Combination Marketing Agreement (incorporated by reference to Exhibit 10.7 of the Form S-4 File No. 333-269417)
10.5	Amendment Number One to Binding Term Sheet for APAC Joint Venture (incorporated by reference to Exhibit 10.8 of the Form S-4 File No. 333-269417)
10.6	Form of Securities Purchase Agreement, dated as of February 11, 2025, by and between NorthView and Ascent (incorporated by reference to Exhibit 10.9 of the Form S-4 File No. 333-269417)
10.7	Senior Convertible Promissory Note Purchase Agreement (incorporated by reference to Exhibit 10.10 of the Form S-4 File No. 333-269417)
10.8	Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed with the SEC on July 18, 2025)
10.9	Loan Agreement between Profusa and Tasly, dated June 15, 2023 (incorporated by reference to Exhibit 10.12 of the Form S-4 File No. 333-269417)
10.10	Henry Jackson Foundation Subaward Agreement to Profusa (incorporated by reference to Exhibit 10.13 of the Form S-4 File No. 333-269417)
10.11	Amendment No. 1 to Loan Agreement between Profusa and Tasly (incorporated by reference to Exhibit 10.14 of the Form S-4 File No. 333-269417)
10.12	Form of Senior Secured Convertible Promissory Note to be issued by NorthView to PIPE Investors pursuant to the Securities Purchase Agreement, dated February 11, 2025 (incorporated by reference to Exhibit 10.15 of the Form S-4 File No. 333-269417)
10.13	Non-Redemption Agreement, dated May 8, 2025, between NorthView, I-Bankers Securities and Dawson James (incorporated by reference to Exhibit 10.16 of the Form S-4 File No. 333-269417)
10.14#	Form of APAC Joint Venture License Agreement (incorporated by reference to Exhibit 10.17 of the Form S-4 File No. 333-269417)
10.15	Form of Shareholders Agreement for APAC Joint Venture (incorporated by reference to Exhibit 10.18 of the Form S-4 File No. 333-269417)
10.16	Form of Share Purchase Agreement for APAC Joint Venture (incorporated by reference to Exhibit 10.19 of the Form S-4 File No. 333-269417)
10.17	Security Agreement, dated as of July 11, 2025, by and among Profusa and the PIPE Investors (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the SEC on July 18, 2025)

Exhibit No.	Exhibit Description
10.18	Guaranty, dated as of Jully 11, 2025, by and among New Profusa, Profusa, and its subsidiaries (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the SEC on July 18, 2025)
10.19	Securities Purchase Agreement dated as of July 28, 2025 by and between Profusa, Inc. and Ascent Partners Fund LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the SEC on July 28, 2025)
10.20	Registration Rights Agreement dated as of July 28, 2025 by and between Profusa, Inc. and Ascent Partners Fund LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the SEC on July 28, 2025)
10.21	Amendment No. 1, dated August 25, 2025, to the Securities Purchase Agreement, dated February 11, 2025, by and among Profusa, Inc. and Ascent Partners Fund LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the SEC on August 25, 2025)
10.22	Amendment No. 1, dated August 25, 2025, to the Senior Secured Convertible Promissory Note issued by Profusa, Inc. on February 11, 2025, for the benefit of Ascent Partners Fund LLC (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the SEC on August 25, 2025)
10.23	Form of Amended Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.3 of the Form 8-K filed with the SEC on August 25, 2025)
10.24	Registration Rights Agreement, dated December 20, 2021, by and among the Company and certain holders party thereto (incorporated by reference to Exhibit 10.3 to NorthView’s Current Report on Form 8-K, filed with the SEC on December 22, 2021)
10.25	Form of Amended and Restated Registration Rights Agreement, by and among NorthView, the NorthView Initial Stockholders, and certain Profusa shareholders (incorporated by reference to Exhibit 10.4 to NorthView’s Current Report on Form 8-K, filed with the SEC on November 10, 2022)
10.26	Form of Lock-Up Agreement by and among NorthView, the NorthView Initial Stockholders, and certain Profusa shareholders (incorporated by reference to Exhibit 10.3 to NorthView’s Current Report on Form 8-K, filed with the SEC on November 10, 2022)
10.27**#	License Agreement by and between Mayo Foundation for Medical Education and Research and Profusa, Inc., dated as of February 11, 2026 (incorporated by reference to Exhibit 10.27 of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026).
10.28**	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.28 of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026).
10.29**	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 10.29 of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026).
23.1*	Consent of Marcum LLP of Profusa, Inc. consolidated financial statements.
23.2**	Consent of Sullivan & Worcester LLP (included in and incorporated by reference to Exhibit 5.1 of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026)).
24.1**	Power of Attorney (included on and incorporated by reference to the signature page of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026).
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Schema Document
101.CAL*	Inline XBRL Taxonomy Calculation Document
101.DEF*	Inline XBRL Taxonomy Linkbase Document
101.LAB*	Inline XBRL Taxonomy Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Presentation Linkbase Document
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107**	Filing Fee Table (incorporated by reference to Exhibit 107 of the of the Registration Statement on Form S-1 filed with the SEC on February 13, 2026).

*	Filed herewith.

**	Previously filed.

+	Management contract or compensatory plan, contract or arrangement.

#	Portions of the exhibit have been excluded because it is both not material and is the type of information that the registrant treats as private or confidential.

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the shares of Common Stock offered (if the total dollar value of the shares of common offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of Common Stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized.

PROFUSA, INC.

Date: February 13, 2026	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ben Hwang	Director and Chief Executive Officer	February 13, 2026
Ben Hwang	(Principal Executive Officer)

/s/ *	Chief Financial Officer	February 13, 2026
Fred Knechtel	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Director	February 13, 2026
Peter O’Rourke

/s/ *	Director	February 13, 2026
Lauren Chung

/s/ *	Director	February 13, 2026
Jack Stover

/s/ *	Director	February 13, 2026
Rajesh Asorpota

* By:	/s/ Ben Hwang, as attorney-in-fact
Name:	Ben Hwang